Exhibit 10.1

CANADIAN RIDER TO THE PROGRAM AGREEMENT
BETWEEN
GENERAL ELECTRIC CAPITAL CORPORATION (“GE”),
GE CAPITAL INFORMATION TECHNOLOGY SOLUTIONS, INC. (“GECITS”),
AND
IKON OFFICE SOLUTIONS, INC. (“IKON”)
DATED AS OF MARCH 31, 2004

         THIS CANADIAN RIDER NO. 1 is an addendum to the above referenced Program Agreement (the "Agreement"), and, except as otherwise set forth herein, is subject to all of the terms and provisions thereof.

CONTEXT OF AGREEMENT

         A.         GE, GECITS and IKON have entered into the Agreement to provide for a Customer financing program with respect to IKON’s and its Affiliates’ sales and financing of Equipment for Customers of the IKON Companies at locations in the United States.

        B.          Heller Financial Canada, an Ontario general partnership (“Heller”), and IKON Office Solutions, Inc. (“IKON Canada”) have entered into the Asset Purchase Agreement pursuant to which, among other things, Heller has agreed to purchase (or to cause one of its Affiliates to purchase) from IKON Canada the Purchased Assets (as defined in the Asset Purchase Agreement) and GE VFS Canada Limited Partnership (“GECAN”) has agreed to enter into this Canadian Rider to the Agreement to provide for a Customer financing program with respect to IKON’s and its Affiliates’ sales and financing of Equipment for Customers of the IKON Companies at locations in Canada.

         C.         GECAN has entered into an assignment and amendment agreement of even date herewith with Heller, IKON Canada, and IKON Office Solutions Northern Ltd. (“IKON Northern”) pursuant to which (a) Heller has assigned all of its rights to GECAN, and GECAN has assumed all of Heller’s obligations, under the Asset Purchase Agreement and (b) IKON Canada has confirmed that IKON Northern in fact owns the NWT Financing Contracts (as defined in the Asset Purchase Agreement) and will sell such Purchased Assets to GECAN under the Asset Purchase Agreement.

         D.         GECAN, IKON Canada and IKON Northern desire to enter into this Canadian Rider to set forth their respective rights and duties with respect to and under the Canadian Program.

         E.         It is the intention of the parties to this Canadian Rider that, for the purposes of conducting the Program in Canada, a relationship shall be established between IKON Canada, IKON Northern and GECAN similar to the relationship between IKON, GE and GECITS which shall be governed by the provisions of the Agreement, subject to certain modifications required to accommodate the Canadian segment of the Program (the “Canadian Program”).

        NOW, THEREFORE, for valuable consideration exchanged among them, the parties to this Canadian Rider hereby agree as follows:

         1.         Definitions. All capitalized terms used in this Canadian Rider shall have the meanings given to them in the Agreement unless otherwise defined herein.

         2.         Parties to Canadian Program. Except as otherwise specifically indicated herein, for purposes of this Canadian Rider and the Canadian Program only:

         (a)         all references in the Agreement to GE, GECITS and IKON shall be deemed to refer to and include GECAN and IKON Canada, respectively and all references in the Agreement to the Program shall be deemed to refer to and include the Canadian Program; and

         (b)         in the Canadian Rider, IKON Northern shall be deemed to take the benefit of each right, and to have covenanted, agreed, represented, warranted and indemnified to and for the benefit of GECAN each of IKON Canada’s rights, covenants, agreements, representations, warranties and indemnifications in the Canadian Rider, mutatis mutandis, with necessary changes to reflect that IKON Northern may be a named lessor under an IKON Originated Financing Contract entered into with a Customer resident in Northwest Territories.

For purposes of this Canadian Rider and the Canadian Program only, GECAN, IKON Canada and IKON Northern are hereby made parties to the Agreement.

         3.         Incorporation of Agreement Provisions. All of the terms and conditions of the Agreement shall apply to the Canadian Program and are incorporated herein by reference, subject only to the modifications described in this Canadian Rider. To the extent that the Agreement is amended from time to time, GECAN, IKON Canada and IKON Northern agree to review such amendments promptly and acting reasonably and to amend this Canadian Rider accordingly if such amendments are applicable to the Canadian Program.

         4.         Canadian Program Modifications. For purposes only of the Canadian Program and Financing Contracts with Canadian Customers (“Canadian Financing Contracts”):

         (a)         Except as otherwise specifically indicated herein, GECAN shall perform the functions of GE and GECITS set out in the Agreement, to operate the Canadian Program in a manner which is separate from, but parallel to and consistent with, the Program.

         (b)         All references in the Agreement to the term Financing Contract shall be deemed to include Canadian Financing Contracts.

         (c)         All dollar amounts referred to in the Agreement, with the exception of Base Equipment Service Payments, Base FM Labor Payments, CPC Payments, Late Charges, Lease Payments, Minimum Periodic Payments, Net Book Value, Net Economic Value, Original Equipment Cost, Program FM Stream Financing Payments, Purchase Price, Residual, Sales Tax Payments and Wholesale Fair Market Value for Canadian Financing Contracts that are specifically denominated in Canadian dollars, shall be deemed to be United States dollar amounts.

         (d)         All dollar amounts referred to in the Agreement with respect to Base Equipment Service Payments, Base FM Labor Payments, CPC Payments, Late Charges, Lease Payments, Minimum Periodic Payments, Net Book Value, Net Economic Value, Original Equipment Cost, Program FM Stream Financing Payments, Purchase Price, Residual, Sales Tax Payments and Wholesale Fair Market Value for Canadian Financing Contracts that are specifically denominated in Canadian dollars shall be deemed to be Canadian dollar amounts. Canadian dollar amounts shall be converted to United States dollars at the conversion rate or rates published or quoted by the Royal Bank of Canada (or such other bank as the parties shall mutually agree upon) in effect on the date of such conversion.

         (e)         All payments of the Purchase Price of a Canadian Financing Contract shall be made by GECAN to IKON Canada or IKON Northern. .

         (f)         All references in the Agreement to American statutes and statutory documents, including without limitation, the Uniform Commercial Code, shall be deemed to refer to the equivalent federal and provincial or territorial statutes and documents of the appropriate jurisdictions in Canada.

         (g)         All references in the Agreement to the United States shall be deemed to refer to Canada and all references in the Agreement to “state” shall be deemed to be references to “province and/or territory”.

         (h)         Except as otherwise set forth herein, the provisions of the Agreement pertaining to the United States Government (including Section 3.5 and definitions related thereto) and State and Local Government Entities (including definitions related thereto) shall not apply to the Canadian Program; provided, however, that GECAN hereby agrees to provide financing to Canadian federal, provincial and municipal government Customers in accordance with the provisions, and subject to the conditions, of the Agreement.

         (i)         Section 1.1(b) of the Agreement is hereby amended by deleting clauses (D), (E) and (G) thereof. All other references in the Agreement to Uplift Payments (or Property Tax Inclusive Financing Contracts or Administration Fees) and CPI Charges shall not apply to the Canadian Program.

         (j)         The parties agree that a separate Executive Committee shall not be appointed for the Canadian Program and, accordingly, Article 2 of the Agreement shall not apply to the Canadian Program. The Executive Committee shall, however, consider the Canadian Program in the conduct of its business as prescribed by the Agreement including, without limitation, Article 2.

         (k)         In addition to the GE Relationship Manager and the IKON Relationship Manager appointed pursuant to the provisions of Section 2.2 of the Agreement, each of GECAN and IKON Canada will appoint a Local Relationship Manager to function as the primary management contact between GECAN, on the one hand, and IKON, on the other, under the Canadian Program, who will perform the functions of the Relationship Managers set out in Section 2.2 of the Agreement with respect to the Canadian Program and who will support the efforts of and communicate frequently with their respective Relationship Managers. All references in the Agreement to Relationship Managers shall be deemed to include the Local Relationship Managers.

         (l)         To the extent permitted by law GECAN shall operate the Canadian Program in accordance with the provisions of the Agreement pertaining to the use of Assumed Names; provided, however, that the name of GECAN or its permitted assignees must be used on all contracts, invoices, negotiable instruments and orders for goods and services to which they are a party (and such name shall appear in a location, font and style to be mutually agreed upon by the parties).

         (m)         Section 4.1(a) of the Agreement is hereby deleted and replaced with the following: “(a) The GECAN Rate Sheets in effect on the date hereof, and the steps and assumptions utilized in connection with the preparation thereof (the “Base Assumptions”), are attached hereto as Exhibit J-1. The rates set forth on the GECAN Rate Sheets may be modified by GECAN to reflect changes in the underlying Government of Canada bond rates and/or deviations in respect of actual Canadian Program portfolio composition from the Base Assumptions (provided that GE shall not be entitled to modify the Base Assumptions) on not less than 60 days’ prior written notice to IKON Canada, and any such modification shall be accompanied by a notice from GECAN setting forth each of the underlying Government of Canada bond rates utilized in the preparation of such modifications (it being agreed that, subject to Exhibit J-1, nothing contained in this Section 4.1 shall prohibit GECAN from granting (and GECAN shall be entitled to grant) a conditional approval of a proposed Program Financing Contract or Program Stream Financing that includes as a condition, a change to the rate otherwise applicable to the related Customer and/or the proposed Program Financing Contract or Program Stream Financing pursuant to the GECAN Rate Sheet then in effect). The GECAN Rate Sheets, as in effect from time to time, shall incorporate residual values set forth in the then-current Residual Policy by Equipment type.”

         (n)         Section 4.1(b)(i) of the Agreement is hereby deleted and replaced with the following: “(b)(i) GECAN shall present to the Executive Committee (together with supporting materials) any proposed increases in the rates set forth on the GECAN Rate Sheets that it desires to effect as a consequence of the impact, on the average Program portfolio spread to GECAN under proposed Program Financing Contracts and Program Stream Financings, of actual or anticipated accounting or tax changes or other events or circumstances; provided; however, that, in each case, such change, event or circumstance is reasonably expected to impact similarly situated Canadian-based, U.S.-owned equipment lessors generally. After such presentation to the Executive Committee, GECAN shall be free to implement the proposed increases to the GECAN Rate Sheets upon at least 60 days’ prior written notice to IKON Canada.”

         (o)         Section 4.1(c) of the Agreement is hereby deleted and replaced with the following: “(c) If during the Term there shall occur any changes in tax Law which (i) impact both GECAN and Canadian-based, U.S.-owned equipment lessors that are similarly situated to GECAN, (ii) provide favorable overall tax benefits to such Canadian-based, U.S.-owned equipment lessors and (iii) result in such similarly situated Canadian-based, U.S.-owned equipment lessors decreasing financing rates to such lessors’ end-user customers, then IKON Canada may present to GECAN one or more proposals that would similarly reduce the average Canadian Program portfolio margin to GECAN reflected in the rates set forth on the GECAN Rate Sheets. Unless GECAN shall deliver to IKON Canada a written certification certifying that GECAN has not received (or shall not receive), through internal allocations from General Electric Company or an Affiliate thereof, the benefit of such tax changes, GECAN shall, within 90 days of IKON Canada’s request, effect such modifications to the GECAN Rate Sheets as GECAN shall reasonably determine are appropriate to pass on to Customers the benefit to GECAN of such tax benefits (to the extent such tax benefits are passed on by similarly situated Canadian-based, U.S.-owned equipment lessors to their customers).”

         (p)         The first sentence of Section 4.2 of the Agreement is hereby deleted and replaced with the following: “The initial Credit Approval Policy for the Canadian Program in effect on the date hereof is attached as Exhibit B-1.”

         (q)         Section 5.1(a) of the Agreement is hereby amended by replacing the references to Exhibit F and Exhibit D with references to Exhibit F-1 and Exhibit D-1, respectively.

         (r)         Section 5.1(a)(ii) of the Agreement is hereby deleted and replaced with the following: “(ii) The IKON Canada National Service Price List, the IKON Canada National FM Price List and the IKON Canada National Equipment Price List, each as in effect on the date hereof, have previously been delivered to GECAN. From and after the effective date of this Canadian Rider, IKON Canada shall provide GECAN with copies of any and all amendments, modifications or supplements to the IKON Canada National Equipment Price List, the IKON Canada National Service Price List and the IKON Canada National FM Price List (whether in hard copy, via electronic transmission (in an agreed format) or by posting such information on the website www.IKON.org in a subfolder both identified, in writing, to GECAN and in respect of which GECAN shall have been given (and shall maintain) full access) by no later than the earlier to occur of (x) the date that IKON Canada distributes any such amendments, modifications or supplements to its sales force and (y) the effective date of any such amendments, modifications or supplements.”

         (s)         Section 5.1(b) of the Agreement is hereby amended by: (1) deleting the words “the Servicing Agreement, the Subservicing Agreements”; and (2) replacing the words “IOS Capital (immediately prior to the consummation of the Pre-Closing Merger) and IKON (as successor by merger to IOS Capital)” with the words “IKON Canada”.

         (t)         Section 5.2 of the Agreement is hereby amended by replacing the reference to Exhibit E with a reference to Exhibit E-1.

         (u)         Section 5.3(a)(ii) of the Agreement is hereby amended by deleting the words “(except to the extent otherwise provided in Section 5.03(b) of the Asset Purchase Agreement (solely in respect of Purchased Financing Contracts)".

         (v)         Section 5.3(b)(i) of the Agreement is hereby amended by deleting the words “(except to the extent otherwise provided in Section 5.03(b) of the Asset Purchase Agreement (solely in respect of Program FM Stream Financings purchased pursuant thereto))".

         (w)         Section 5.3(b)(ii) of the Agreement is hereby amended by: (1) replacing the words “the date hereof” with the words “the Effective Date”; and (2) replacing the words “in accordance with Section 2(d) of the Servicing Agreement” with the words “in accordance with the applicable provision of the Services Agreement to be negotiated.”

        (x)          Section 5.3(b) of the Agreement is hereby amended by replacing the words “IKON Director of Macon Shared Services Center” with the words “IKON Director of the Edmonton Shared Services Center”.

         (y)         Section 5.4(b)(i) of the Agreement is hereby amended by replacing the references to Schedule 2 with references to Schedule 2A.

         (z)         Section 5.5(b)(ii) of the Agreement is hereby deleted and replaced with the following: “(ii) solely with respect to each proposed Originated Financing Contract, IKON Originated Financing Contract, Program FM Stream Financing or Program EM Stream Financing in respect of which the Obligor thereunder is a Canadian federal, provincial or municipal government entity, (A) the name and telephone number of Customer’s designated contact, (B) a copy of any RFP response or comparable proposal that IKON presented to the Customer under such proposed Originated Financing Contract, IKON Originated Financing Contract or the Program Facilities Management Agreement or Program Equipment Management Agreement relating to such proposed Program FM Stream Financing or Program EM Stream Financing (as applicable), (C) a copy of each RFP, bid award, contract and purchase order, if applicable, related to such proposed Originated Financing Contract, IKON Originated Financing Contract or the Program Facilities Management Agreement or Program Equipment Management Agreement relating to such proposed Program FM Stream Financing or Program EM Stream Financing, (D) an essential use audit/information statement completed by the Customer under such proposed Originated Financing Contract, IKON Originated Financing Contract or the Program Facilities Management Agreement or Program Equipment Management Agreement relating to such proposed Program FM Stream Financing or Program EM Stream Financing, in each case, to the extent the Original Equipment Cost of all Equipment proposed to be subject thereto is in excess of $100,000, and (E) to the extent that consent or approval of the applicable government entity is required prior to any assignment thereof (or the Program Stream Financings thereunder or RFPs with respect thereto), a consent letter duly executed by such government entity.”

         (aa)         Section 5.,(a)(i) of the Agreement is hereby amended by replacing the words “(including Liens arising under the federal, state or local tax laws or the Employee Retirement Security Act of 1974, as amended)" with the words “(including Liens arising under the federal, provincial or municipal tax laws)".

         (bb)         Section 5.7(f) of the Agreement is hereby deleted and replaced with the following: “(f) Each of GECAN and IKON Canada acknowledge and agree that (i) each IKON Originated Financing Contract and Program Stream Financing Agreement is an obligation for the lease or rental of Equipment and (ii) each IKON Originated Financing Contract and Program Stream Financing Agreement constitutes “chattel paper” (as defined in the Ontario Personal Property Security Act). The rights to receive payments under each IKON Originated Financing Contract and in respect of each Program Stream Financing constitute “proceeds” of “chattel paper” (each as defined in the Ontario Personal Property Security Act).”

         (cc)         Section 5.8(d) of the Agreement is hereby amended by: (1) replacing the words “continuation statements” with the words “financing change statements”; and (2) replacing the words “UCC-3 termination” with the words “financing change”.

         (dd)         Section 5.9 of the Agreement is hereby amended by deleting the reference to Schedule 1 contained therein.

         (ee)         Section 5.11 of the Agreement is hereby amended by inserting the words “(including all applicable licenses)” following the word “capabilities”.

         (ff)         Section 5.13 of the Agreement shall not apply to the Canadian Program.

         (gg)         Section 6.1(a) of the Agreement is hereby amended by replacing the words “8:00 AM to 8:00 PM (New York City time)” with the words “8:30 AM to 8:00 PM (Toronto time)".

         (hh)         Section 6.1(c)(i) of the Agreement is hereby amended by replacing the words “makes and appoints GE (and employees or agents of GE designated by GE from time to time) as IKON’s true and lawful attorney-in-fact” with the words “grants GECAN (and employees or agents of GECAN designated by GECAN from time to time) power of attorney”.

         (ii)         Sections 6.1(c)(ii) and (iii) of the Agreement are hereby amended by replacing the words “makes, constitutes and appoints GE (and its and any of VFS Macon’s employees or agents designated by GE from time to time) as IKON’s true and lawful attorney-in-fact” with the words “grants GECAN (and its employees or agents designated by GECAN from time to time) power of attorney”.

         (ii.1)         Section 6.2 of the Agreement is hereby deleted and replaced with the following:

         “6.2(a)         Refurbishing and Remarketing Support

(1)	At the request of GECAN at any time and from time to time, upon delivery by GECAN or its Affiliates of Segments 3, 4, 5 or 6 Canon Digital and/or Ricoh Digital photocopiers repossessed by GECAN as a result of Customers defaulting on their Program Financing Contracts (“GECAN’s Repossessed Photocopiers”) to a location(s) specified by IKON Canada, IKON Canada shall (i) subject to clause (2), clause (4) and clause (7) of this Section 6.2(a) below, repair, refurbish, insure and store, and (ii) use its reasonable commercial efforts to remarket such photocopiers on a non-discriminatory, consignment basis. Any such remarketing by IKON Canada shall be effected (A) through IKON Canada’s retail and/or wholesale channels as IKON Canada may elect in its discretion, (B) on an “AS-IS, WHERE-IS” basis and (C) without representation or warranty of any kind.

(2)	In the event that GECAN determines to utilize refurbishment services of IKON Canada, GECAN shall notify IKON Canada of such determination. IKON Canada shall recommend the repair and refurbishment of GECAN’s Repossessed Photocopiers to such extent and in such manner as, in IKON Canada’s reasonable judgment, shall maximize the sales or lease proceeds from the remarketing thereof, and GECAN shall be entitled to accept or reject any such recommendation by IKON Canada. Following any acceptance by GECAN of any repair and/or refurbishment recommendation by IKON Canada with respect to any of GECAN’s Repossessed Photocopiers, IKON Canada shall repair and/or refurbish such photocopiers.

(3)	The remarketing (including choice of retail and wholesale channels), repair and refurbishment services described above shall be provided by IKON Canada on a basis that does not discriminate between GECAN’s Repossessed Photocopiers and used photocopiers re-sold by IKON Canada for its own account, for the account of any other IKON Company or for the account of any third party.

(4)	IKON Canada shall only be obligated to provide remarketing, repair and refurbishment services to GECAN from and after March 1, 2005.

(5)	IKON Canada shall maintain records of (i) GECAN’s Repossessed Photocopiers delivered to locations specified by IKON Canada and (ii) all sales (including proceeds of sale) of GECAN’s Repossessed Photocopiers through its retail and wholesale channels. On a monthly basis, IKON Canada shall remit (or cause to be remitted) to GECAN the proceeds of all such sales, net of the fees payable to be agreed upon by the parties, acting reasonably, following the date hereof.

(6)	Title to, ownership of and all property rights in GECAN’s Repossessed Photocopiers shall remain in GECAN and the parties agree that GECAN’s Repossessed Photocopiers shall at all times be held upon consignment by IKON Canada for sale, as bailee thereof and in trust for GECAN under the conditions herein contained, until such time as such photocopiers may be disposed of by sale by IKON Canada, or until such photocopiers are returned by IKON Canada to GECAN. Title to, ownership of and all property rights in GECAN’s Repossessed Photocopiers shall pass directly from GECAN to the third party purchaser at the time IKON Canada effects a sale to such third party on behalf of GECAN.

(7)	The fees, including but not limited to commissions, payable by GECAN to IKON Canada for the remarketing, repair, insurance, storage and refurbishment services, and the timing of such payments, shall be agreed upon by the parties, acting reasonably, following the date hereof. Unless and until such fee is agreed upon, IKON Canada shall have no obligation to remarket any of GECAN’s Repossessed Photocopiers.

         6.2(b)         Refurbishing and Remarketing Support for Additional Photocopiers

At the request of GECAN at any time and from time to time, IKON Canada may agree, in its sole discretion, to provide refurbishing and remarketing services to GECAN for photocopiers owned and repossessed by GECAN other than GECAN's Repossessed Photocopiers. In the event IKON Canada agrees to provide refurbishing and remarketing services to GECAN for such photocopiers, such services shall be provided in the same manner and subject to the same conditions as contemplated in Section 6.2(a) above.

         6.2(c)         Option to Purchase Photocopiers

At the request of GECAN at any time and from time to time, IKON Canada may, in its sole discretion, purchase from GECAN photocopier(s) owned by GECAN on an "AS-IS, WHERE-IS" basis and without representation or warranty of any kind except as expressly provided by GECAN. The purchase price payable by IKON Canada to GECAN for the photocopier(s) shall be agreed upon by the parties at the time IKON Canada purchases the photocopier(s) from GECAN."

         (jj)        Section 6.6 of the Agreement is hereby amended by deleting the words “the Servicing Agreement, the Subservicing Agreements” and the words “and/or the Marketplace Servicing Agreement” wherever such words appear in such Section.

         (jj.1)         Article 7 of the Agreement is hereby deleted and replaced with the following:

         “7.1        Audit Rights

(a)	GECAN shall cause its external auditors to prepare and deliver to IKON Canada and its external auditors, on an annual basis (based on procedures performed through an agreed upon "strike-date" occurring prior to the end of IKON Canada's fiscal year, and supplemented by a roll-forward through the end of IKON Canada's fiscal year), a Type II SAS 70 report; provided that the nature and scope of such report will be limited, and relate only, to GECAN's billing and collecting for IKON Canada, whether in respect of service, lease, rental and/or maintenance revenue pursuant hereto or pursuant to the Services Agreement, or the IKON Invoicing Services Agreement dated as of the date hereof (the "Invoicing Agreement") between GECAN, IKON Canada and IKON Northern or otherwise, and/or remitting to IKON payments therefrom. If GECAN calculates, collects and/or remits tax on IKON Canada's behalf pursuant to the Invoicing Agreement, the foregoing audit rights shall extend to such calculations, collections and remissions. The nature, scope and timing of the Type II SAS 70 report to be issued by the external auditors of GECAN pursuant hereto shall be confirmed in advance, in writing by GECAN and IKON Canada and their respective external auditors.

(b)	The costs (including actual out-of-pocket costs in connection with any procedures performed by GECAN's external auditors) incurred by GECAN as a result of any review conducted pursuant to Section 7.1(a) shall be borne exclusively by IKON Canada."

         (kk)         Section 8.1(b) of the Agreement is hereby deleted and replaced with the following: “(b) On the date hereof, the location of IKON Canada’s jurisdiction of incorporation is Ontario.”

         (ll)         Section 8.2(a) of the Agreement is hereby amended by replacing the two references to “(including Liens arising under the federal, state or local tax laws or the Employee Retirement Security Act of 1974, as amended)” and replacing them with references to “(including Liens arising under the federal, provincial or municipal tax laws)".

         (mm)         Section 8.2(e) of the Agreement is hereby deleted and replaced with the following: “(e) With respect to each Program Financing Contract and Program Stream Financing the Obligor in respect of which is a Canadian federal, provincial or municipal government entity, (i) IKON Canada has complied, in all material respects, with all bidding requirements applicable to such Program Financing Contract, Program Equipment Management Agreement or Program Facilities Management Agreement related to such Program Stream Financing and with all requirements of any RFPs applicable thereto, including those requirements applicable to the Equipment subject thereto and all applicable federal and provincial statutes and regulations.”

         (nn)         Section 8.3(c) of the Agreement is hereby deleted and replaced with the following: “(c) With respect to each Program Financing Contract, Program FM Stream Financing and Program EM Stream Financing in respect of which the Obligor thereunder is a Canadian federal, provincial or municipal government entity, (i) IKON Canada shall comply with all bidding requirements applicable to such Program Financing Contract, Program Facilities Management Agreement related to such Program FM Stream Financing or Program Equipment Management Agreement related to such Program EM Stream Financing (as applicable) and with all requirements of any RFPs applicable thereto, including those requirements applicable to the Equipment subject thereto and all applicable federal and provincial statutes and regulations, and (ii) in the event of a non-appropriation of funds with respect to such Program Financing Contract, Program FM Stream Financing or Program EM Stream Financing, IKON Canada shall not sell, lease, rent or otherwise provide the government entity that is the Obligor thereunder any Equipment serving essentially the same purpose and function (within the same building) as the Equipment subject to such Program Financing Contract or related to such Program FM Stream Financing or Program EM Stream Financing for a period of one (1) year from the date of such non-appropriation of funds, unless IKON Canada repurchases such Program Financing Contract, Program FM Stream Financing or Program EM Stream Financing from GECAN for an amount equal to the Net Book Value thereof at the time of such purchase.”

         (oo)         Section 8.3(g) of the Agreement shall apply solely to IKON and not to IKON Canada.

         (pp)         Section 8.4(h) of the Agreement shall not apply to the Canadian Program.

         (pp.1)         Section 9.1 of the Agreement is hereby amended as follows:

(1) deleting and replacing the words "(a) any breach by IKON" with the words "(a) any breach by IKON or IKON Northern";
(2) deleting and replacing the words "(b) any failure by IKON" with the words "(b) any failure by IKON or IKON Northern";
(3) deleting and replacing the words "(c) any failure by IKON" with the words "(c) any failure by IKON or IKON Northern";
(4) deleting and replacing the words "(d) the use by IKON of, or (except in the case of willful misconduct by GE) the reliance by IKON on, any credit, financial or other information obtained or prepared by GE in connection with the credit review of any Application or proposed Originated Financing Contract, IKON Originated Financing Contract, SLG Financing Contract or Program Stream Financing and delivered to IKON pursuant to Section 5.5(d)," with the words "(d) the use by IKON or IKON Northern of, or (except in the case of willful misconduct by GE) the reliance by IKON or IKON Northern on, any credit, financial or other information obtained or prepared by GE in connection with the credit review of any Application or proposed Originated Financing Contract, IKON Originated Financing Contract or Program Stream Financing and delivered to IKON or IKON Northern pursuant to Section 5.5(d),"; and

(5) deleting and replacing the words "(e) any Financing Contract requested by IKON to be executed by GE and transferred to IKON" with the words "(e) any Financing Contract requested by IKON or IKON Northern to be executed by GE and transferred to IKON or IKON Northern".

         (pp.2)         Section 9.4 of the Agreement is hereby amended by deleting and replacing the words “In the event of a material breach by IKON” with the words “In the event of a material breach by IKON or IKON Northern”.

         (qq)         Sections 9.5 and 9.6 of the Agreement and any definitions related thereto shall not apply to the Canadian Program.

         (rr)         Sections 10.1(b) and (c) of the Agreement and any definitions related thereto shall not apply to the Canadian Program.

         (ss)         Sections 10.2 and 10.3 of the Agreement and any definitions related thereto shall not apply to the Canadian Program.

         (tt)         Section 10.4 of the Agreement shall not apply to the Canadian Program.

         (uu)         Section 10.6 of the Agreement shall not apply to the Canadian Program.

         (vv)         The last sentence of Section 11.1 of the Agreement shall not apply to the Canadian Program.

         (ww)         Section 11.2(a)(i)(A) of the Agreement is hereby amended by replacing the reference to “$15,000,000” with a reference to “$10,000,000 (Canadian)” as it relates to IKON Canada.

         (xx)         The following sections of the Agreement shall not apply to the Canadian Program in the event of a termination of the Canadian Program only: 11.3(a)(ii); 11.3(a)(A); 11.3(a)(B); 11.3(a)(C); 11.3(b)(i); 11.3(b)(ii); 11.3(c)(ii) and 11.3(c)(iii).

         (yy)         Section 12.1 of the Agreement is hereby amended by inserting the words “or the Asset Purchase Agreement” following the word “Program” in the fourth line thereof and in clause (y) thereof.

         (zz)         Section 12.3 of the Agreement is hereby amended by replacing the words “the Servicing Agreement, the Services Agreement, the Subservicing Agreements, the Trademark License Agreement, the Federal Assignment Agreement and the Marketplace Servicing Agreement” with the words “the Services Agreement and the Trademark License Agreement”.

         (aaa)         Section 12.4 of the Agreement is hereby amended by adding the following clause at the end: “; provided that the Agreement, as it relates to the Canadian Program, shall be governed by and construed in accordance with the Laws of the Province of Ontario without regard to the principles regarding the choice of Law.”

         (bbb)         Section 12.5 of the Agreement is hereby amended by inserting the following immediately prior to the final paragraph thereof:

If to IKON Canada, at:

IKON OFFICE SOLUTIONS, INC.
5935 Airport Road
Suite 600
Mississauga, Ontario L4V 1W5
Facsimile: (905) 219-2090
Attention: General Manager

with a copy to:

IKON OFFICE SOLUTIONS, INC.
70 Valley Stream Parkway
Malvern, PA 19355
Facsimile: (610) 408-7165
Attention: General Counsel

and if to GECAN, at:

GE VFS CANADA LIMITED PARTNERSHIP
2300 Meadowvale Boulevard
Mississauga, Ontario L5N 5P9
Facsimile: (905) 858-6220
Attention: Associate General Counsel - Canada

         (ccc)         Section 12.6 of the Agreement is hereby amended by inserting the words “or obligations” following the words “its rights” in the second line thereof.

         (ddd)         Section 12.13 of the Agreement is hereby amended by: (1) replacing the words “United States District Court for the Southern District of New York or any other New York State court sitting in New York City” with the words “Ontario courts”; and (2) replacing the words “State of New York” with the words “Province of Ontario”.

         (eee)         Subsection 12.18 of the Agreement is hereby amended by deleting the words “and (ii) IKON be the sole owner of any Equipment the Financing Contract in respect of which is being billed, collected and administered by GE pursuant to the Servicing Agreement.”

         (fff)         Annex A to the Agreement is hereby amended as follows:

                 (1)         The definition of “Asset Purchase Agreement” is hereby deleted and replaced with the following: “Asset Purchase Agreement” means the Asset Purchase Agreement, dated March 31, 2004, between Heller and IKON Canada (as the same may be amended or modified from time to time).

                 (2)         The definition of “Bankruptcy Event” is hereby amended by: (A) inserting the words “or proceeding” following the words “voluntary case” and “involuntary case” in subsection (i) thereof; (B) inserting “, provincial” following the word “state” in subsection (i) thereof; and (C) inserting the words “receiver and manager” following the word “receiver” in subsections (ii) and (vii)(B) thereof.

                 (3)         The definition of “Business as Usual” is hereby amended by replacing the words “IOS Capital (immediately prior to the Pre-Closing Merger)” with the words “IKON Canada”.

                 (4)         The definition of “Business Day” is hereby amended by adding the words “or Toronto” following the words “New York City”.

                 (5)         The definition of “Comparable Contracts” shall not apply to the Canadian Program.

                 (6)         The definition of “Credit Approval Policy” is hereby amended by replacing the reference to Exhibit B with a reference to Exhibit B-1.

                 (7)         The definitions of “Credit Review Turnaround Failure”, “Document Review Turnaround Failure”, “Fax Funding Delivery Date”, “Financing Contract”, “Residual” and “Written-Off Financing Contract” are hereby amended by replacing the words “the date hereof” contained therein with the words “the Effective Date”.

                 (8)         The definition of “Discount Rate” is hereby deleted and replaced with the following: “Discount Rate” with respect to (a) an Originated Financing Contract, IKON Originated Financing Contract, Program FM Stream Financing or Program EM Stream Financing originated on or after the effective date of this Canadian Rider, means a rate equal to the sum of the applicable like term Government of Canada bond rate as of the date such Originated Contract, IKON Originated Financing Contract or Program Stream Financing (as applicable) is funded by GECAN plus an incremental amount (expressed as a percentage) included in the rates set forth in the GE Rate Sheets (as in effect on the date such Originated Financing Contract, IKON Originated Financing Contract or Program Stream Financing is funded by GECAN) that is applicable to such Originated Financing Contract, IKON Originated Financing Contract or Program Stream Financing based on the transaction size, Obligor credit rating under the Credit Approval Policy then in effect (as determined by GE), term, Equipment type and other factors with respect thereto and (b) a Purchased Financing Contract or Program FM Stream Financing purchased by GE pursuant to the Asset Purchase Agreement, means the “buy-rate” for such Purchased Financing Contract or Program FM Stream Financing (as applicable) reflected in the books and records of IKON Canada.

                 (9)         The definition of “Exceptions Manual” is hereby amended by replacing the reference to Exhibit I-2 with a reference to Exhibit I-4.

                 (10)         The definition of “Excluded Transaction” is hereby amended by deleting subsection (g) thereof.

                 (11)         The definition of “Funded Volume” shall not include Canadian Financing Contracts.

                 (12)         The definition of “GE Guaranty” is hereby deleted and replaced with the following: “GE Guaranty” means that certain Guaranty, dated as of the Effective Date, given and made by GE in favour of IKON Canada (as the same may be amended or modified from time to time).

                 (13)         The definition of “GE Operative Agreement” is hereby amended by: (A) replacing the words “the Servicing Agreement, the Subservicing Agreements, the Marketplace Servicing Agreement, the Services Agreement, the Syndication Subservicing Agreement” with the words “the Services Agreement”; and (B) deleting the words “and the Federal Assignment Agreement”.

                 (14)         The definition of “GE Rate Sheets” is hereby amended by replacing the reference to Exhibit J with a reference to Exhibit J-1.

                 (15)         The definitions of “IKON Evergreen Rentals”, “IKON Net Book Value” and “IKON Pre-Termination Evergreen Contract” shall not apply to the Canadian Program.

                 (16)         The definitions of “IKON Off-Lease Equipment” and “Off-Lease Equipment” shall not apply to the Canadian Program.

                 (17)         The definition of “IKON Operative Agreement” is hereby amended by: (A) replacing the words “the Servicing Agreement, the Subservicing Agreements, the Marketplace Servicing Agreement, the Services Agreement, the Syndication Subservicing Agreement” with the words “the Services Agreement”; (B) deleting the words “and the Federal Assignment Agreement”; and (C) inserting the words “and the IKON Guaranty”.

                 (17.1)         The definition of “IKON Originated Financing Contract” is hereby amended by replacing the words “or IOS Capital, LLC” with the words “or, in respect only of Financing Contracts entered into with certain Customers resident in Northwest Territories, IKON Northern”.

                 (18)         The definition of “Lien” is hereby amended by replacing the words “UCC (other than any such financing statement filed for informational purposes only)” with the words “Personal Property Security Act”.

                 (19)         The definitions of “Marketplace Servicing Agreement”, “Non-Purchased Securitization Parties”, “Non-Purchased Securitization Documents” and “Pre-Closing Merger” shall not apply to the Canadian Program.

                 (20)         The definitions of “Rejected Eligible Financing Contract”, “Representative Contracts” and “Retained Portfolio” shall not apply to the Canadian Program.

                 (21)         The definition of “Responsible Officer” is hereby amended by replacing the words “(or any other IKON Company made a party hereto pursuant to the provisions of Section 3.4)” with the words “or IKON”.

                 (22)         The definition of “Sales Tax Inclusive Financing Contract” shall not apply to the Canadian Program.

                 (23)         The definition of “Sales Tax Payment” is hereby deleted and replaced with the following: “Sales Tax Payment” means a separately invoiced payment in respect of the sales/goods and services/harmonized sales/Quebec sales tax obligations of the Obligor thereunder.”

                 (24)         The definitions of “Securitization Documents”, “Securitization Purchase Price”, “Securitization Transaction”, “Serviced Assets”, “Servicing Agreement”, “Subservicing Agreements” and “Syndication Subservicing Agreement” shall not apply to the Canadian Program.

                 (25)         The definition of “Services Agreement” is hereby deleted and replaced with the following: ““Services Agreement” means the Administrative Services Agreement, dated as of the Effective Date, by and between GECAN and IKON Canada (as the same may be amended or modified from time to time).”

                 (26)         The definition of “Standard Form Documentation” is hereby amended by replacing the reference to Exhibit I-1 with a reference to Exhibit I-3.

                 (27)         The definition of “Trademark License Agreement” is hereby deleted and replaced with the following: “Trademark License Agreement” means that certain Trademark License Agreement, dated as of the Effective Date, by and among GECAN and IKON Office Solutions West, Inc. (as the same may be amended or modified from time to time).

                 (28)         The definitions of “Transferred Servicing Agreement”, “Volume Origination Fee” and “Write-Off Policy” shall not apply to the Canadian Program.

                 (29)         The following definition is hereby inserted in appropriate alphabetical order: “IKON Guaranty” means that certain Guaranty, dated as of the Effective Date, given and made by IKON in favour of GECAN (as the same may be amended or modified from time to time).

                 (ggg)         Annex D and Schedule 1 shall not apply to the Canadian Program.

                 (hhh)         Schedule 2 to the Agreement is hereby replaced with Schedule 2A to this Canadian Rider.

         5.         Privacy. GECAN and IKON Canada acknowledge that they are aware of the provisions of the Personal Information Protection and Electronic Documents Act (Canada) (the “Act”) and, in performing their respective obligations hereunder, agree to comply with the Act. GECAN and IKON Canada each agree that any personal information (as defined in the Act) shall be: (a) collected from individuals who consented to such collection for the purposes of operating the Canadian Program in accordance with the terms hereof and to broaden the parties’ relationships with their respective customers by developing and recommending suitable products or services; (b) used, stored and maintained only for the above purposes; and (c) on termination of the Canadian Program and all Canadian Financing Contracts, returned, removed and/or otherwise destroyed.

         6.         Term and Termination of Canadian Program. (a) The Canadian Program will commence upon the satisfaction of the conditions to effectiveness contained herein and the closing of the transactions contemplated by the Asset Purchase Agreement (the “Effective Date”) and will continue from the Effective Date for the duration of the Term of the Agreement, unless sooner terminated by any of the parties hereto in accordance with the applicable provisions of Section 11.2 of the Agreement. For greater certainty, the Canadian Program may be terminated either before or contemporaneously with the Program and shall be terminated upon any termination of the Program.

         (b)         This Canadian Rider shall not become effective until such time as (1) the transactions contemplated by the Asset Purchase Agreement have closed; (2) GECAN and IKON Canada have mutually agreed upon the forms of the following exhibits: Exhibit B-1, Exhibit D-1, Exhibit E-1, Exhibit F-1, Exhibit I-3, Exhibit I-4 and Exhibit J-1; and (3) GECAN and IKON Canada shall have entered into the Services Agreement which shall be in form and substance satisfactory to the parties.

         7.         French Language. The parties hereto state their express wish that this Canadian Rider as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn in the English language; les parties aux presentes expriment leur desir explicite a reffet que cette entente, de meme que tous documents envisages par les presentes ou y ayant trait qui seront signes relativement aux presentes soient rediges en anglais.

         8.         No Other Amendments. The provisions of this Canadian Rider are in addition to the provisions of the Agreement and, except as they are modified by the provisions of this Canadian Rider, the provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Canadian Rider to be executed by their duly authorized representatives on the date set forth below.

GENERAL ELECTRIC CAPITAL CANADA INC.,

as general partner of

GE VFS CANADA LIMITED PARTNERSHIP

By:______________________________________

Title:_____________________________________

Date:_____________________________________

IKON OFFICE SOLUTIONS, INC.

By:______________________________________

Title:_____________________________________

Date:_____________________________________

IKON OFFICE SOLUTIONS NORTHERN LTD.

By:______________________________________

Title:_____________________________________

Date:_____________________________________